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                              FORM OF

VARIABLE RATE CUMULATIVE PREFERRED STOCK

SELLING AGREEMENT

     This Agreement made as of                                 ,  by
and between SUMMIT SECURITIES, INC., an Idaho corporation ("Summit") and METROPOLITAN INVESTMENT SECURITIES, INC., a Washington corporation (the "Selling Agent").

WHEREAS, Summit proposes to issue and sell 150,000 shares of

WITNESSETH:
Variable Rate Cumulative Preferred Stock, Series S-1 (par value
$10.00 per share) ("Preferred Stock") pursuant to a Registration
Statement (or Registration Statements) and a Prospectus (or
Prospectuses) filed under the Securities Act of 1933; and

     WHEREAS, the Selling Agent, an affiliate of Summit, for good and valuable consideration the receipt of which is hereby acknowledged, desires to assist in the sale of the Preferred Stock upon the terms and in reliance upon the representations, warranties and agreements set forth herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   APPOINTMENT OF SELLING AGENT.

     Summit hereby appoints the Selling Agent as its exclusive agent to offer and sell the Preferred Stock at the prices and in the manner described in the Registration Statement and the Prospectus and in compliance with the terms and conditions thereof. Summit agrees to provide the Selling Agent with such number of Registration Statements and Prospectuses as it reasonably requests to enable it to offer the Preferred Stock and authorizes the Selling Agent to distribute the Registration Statements and Prospectuses.

     2.   UNDERTAKING OF SELLING AGENT.

     The Selling Agent agrees to use its best efforts to sell the Preferred Stock on the terms stated herein and in the Registration Statement and Prospectus and to notify Summit of the number of shares of Preferred Stock with respect to which subscription agreements have been executed by subscribers. It is understood that the Selling Agent has no commitment to sell the Preferred Stock other than to use its best efforts. The Selling Agent will deliver all cash and checks received from subscribers to Summit by noon of the next business day. All checks received by the Selling Agent from subscribers shall be made payable to Summit.

     The Selling Agent will not maintain discretionary customer accounts and undertakes that it will not in any event make discretionary purchases of the Preferred Stock for the accounts of customers.

     3.   AMENDMENT OF THE REGISTRATION STATEMENT AND PROSPECTUS.

     Summit agrees, at its expense, to amend or supplement that Registration Statement or the Prospectus and to provide the Selling Agent with sufficient copies thereof for distribution as contemplated in the Registration Statement or the Prospectus or otherwise for purposes contemplated by federal and state securities laws, it (i) the Selling Agent advises Summit that in its opinion and that of its counsel, such amendment or supplement is necessary or advisable, or
(ii) such amendment or supplement is necessary to comply with federal or state securities laws or the rules or regulations promulgated thereunder or is necessary to correct any untrue statement therein or eliminate any material omissions therein which make any of the statement s therein misleading. The representation, warranties, and obligations to indemnify all parties thereto contained herein relating to the Registration Statement or the Prospectus shall attach to any such amendment or supplement.

     4.   UNDERTAKINGS OR SUMMIT.

     Summit will promptly notify the Selling Agent in the event of the issuance by the Securities and Exchange Commission ("SEC") of any stop order or other orders us pending the Registration of the Preferred Stock, or in the event of the institution or intended institution of any action or preceding for that purpose. In the event that the SEC shall enter a stop order suspending or otherwise suspend the Registration of the Preferred Stock, Summit will make every reasonable effort to obtain as promptly as possible the entry of an appropriate order setting aside such stop order or otherwise reinstate the Registration of the Preferred Stock.

     5.   REPRESENTATIONS AND WARRANTIES.

     Summit represents and warrants to the Selling Agent that:

    (i) The Registration Statement and the Prospectus comply as to form in all material respects with the Securities Act of 1933; and the rules and regulations of the SEC thereunder, accurately describe the operations of Summit and do not contain any misleading or untrue statements of a material fact or omit to state a material fact which is necessary to prevent the statements therein from being misleading.

    (ii) Summit is a corporation duly organized and validly existing under the Washington Business Corporation Act with full corporate power to perform its obligations as described int he Registration Statement and the Prospectus.

    (iii) The Preferred Stock, when issued and sold pursuant to the terms hereof and of the Registration Statement, Prospectus and subscription agreements, will be legally issued, fully paid and nonassessable.

    (iv) This Agreement has been duly and validly authorized, executed, and delivered on behalf of Summit and is a valid and binding agreement of Summit in accordance with its terms.

     6.   INDEMNIFICATION.

     Summit and the Selling Agent each (a) agree to indemnify and hold harmless the other (and each person, if any, who controls the other) against any loss, claim, damage, charge or liability to which the other or such charge or liability (or actions in respect thereof)
(i) arises out of or is based upon any misrepresentation or breach of warranty of such party herein or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) which relates to or was supplied by such party, or (i) arises out of or is based upon the omission or alleged omission to state therein a material fact relating to such party required to be stated therein or necessary to make the statements therein not misleading, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and (b) agree to reimburse such other party (and any controlling persons) for any legal or other fees or expenses reasonably incurred in connection with investigating or defending any action or claim arising out of or based upon any of the foregoing.

     7.   FEES AND EXPENSES.

     Summit will pay all expenses incurred in connection with the offering and sale of the Preferred Stock, including without limitation, fees and expenses of counsel, blue sky fees and expenses (including legal fees), printing expenses, and accounting fees and expenses. Provided, however, that in the event of termination of the offering, Selling Agent will only be reimbursed for its actual, accountable, out-of-pocket expenses.

     The maximum commissions payable upon sale of the Preferred Stock shall be 5% of the investment amount.

     8. This agreement shall not in any way affect, modify or change the terms of that certain Selling Agreement, dated between the parties hereto which
provides for the sale of Investment Certificates.

     9.   GOVERNING LAW.

     This Agreement shall be deemed to be made under and governed by the laws of the State of Washington.

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     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above mentioned.

                    SUMMIT SECURITIES, INC.

                         /S/ JOHN TRIMBLE

                    By ______________________________________________
                         John Trimble, President


                    METROPOLITAN INVESTMENT SECURITIES, INC.


                         /S/ SUSAN A. THOMSON

                    By ______________________________________________
                         Susan A. Thomson, Vice President